Exhibit 99.1

Ipsen to acquire Albireo accelerating growth in rare disease with treatments for several pediatric liver diseases

January 9, 2023

•	Transaction focused on Bylvay® (odevixibat), the first-approved treatment in progressive familial intrahepatic cholestasis in U.S. and E.U., with potential in other rare diseases

•	Acquisition aligned with Ipsen’s long-term strategy for expanding the scope of its Rare Disease portfolio and pipeline

•	Ipsen to commence cash tender offer to acquire all issued and outstanding shares of Albireo for $42.00 per share plus a contingent value right (CVR) of $10.00 per share related to the U.S. FDA approval of Bylvay in biliary atresia

PARIS, FRANCE & BOSTON, U.S., 09 January 2023 – Ipsen (Euronext: IPN: ADR: IPSEY) and Albireo (Nasdaq: ALBO) today announced that they have entered into a definitive merger agreement under which Ipsen will acquire Albireo, a leading innovator in bile-acid modulators to treat pediatric and adult cholestatic liver diseases. The anticipated acquisition will enrich Ipsen’s Rare Disease portfolio and pipeline.

The lead medicine in Albireo’s pipeline is Bylvay ® (odevixibat), a potent, once-daily, oral, non-systemic ileal bile acid transport inhibitor (IBATi). Bylvay was approved in 2021 in the U.S. for the treatment of pruritus in patients three months of age and older with progressive familial intrahepatic cholestasis (PFIC)1, and in the E.U. for the treatment of PFIC in patients aged six months or older.2 Pruritus is one of the most prominent and problematic manifestations of the disease,3 often resulting in severely diminished quality of life.4 Bylvay has orphan exclusivity for the approved indications in PFIC in the U.S. and E.U.

“We are excited about the potential of Albireo’s assets and scientific expertise, which we gain through this acquisition, and we believe this is a compelling growth opportunity for Ipsen.” said David Loew, Chief Executive Officer of Ipsen. “Our Rare Disease franchise is strengthened with Bylvay, which, in addition to being the first-approved treatment in PFIC, has two further indications being investigated in rare liver conditions that are underserved. Additionally, Bylvay and the clinical and preclinical novel bile acid transport inhibitors in Albireo’s portfolio complement our own pipeline in liver disease.”

“Unwavering dedication to patients and commitment to science have always been the north star for Albireo. This focus has driven us to develop and gain approval for Bylvay as the first drug treatment for PFIC,” said Ron Cooper, President and Chief Executive Officer of Albireo. “Our talented team at Albireo have advanced the first Phase III studies in three different pediatric liver diseases while discovering two promising new clinical stage bile acid modulators. We believe that Ipsen is well positioned to apply its global R&D and commercial capabilities to make these medicines available to more cholestatic liver disease patients and accelerate the mission of providing hope for families. ”

In addition to this lead indication, Albireo announced in December 2022 that supplementary regulatory filings have been made for Bylvay in the E.U. and the U.S. for Alagille syndrome (ALGS). ALGS is a rare, genetic disorder that can affect multiple organ systems, including the liver, with a paucity of bile ducts preventing bile flow from the liver to the small intestine. The most debilitating symptom of ALGS is severe pruritus.5 In the Phase III ASSERT trial, treatment with Bylvay met both primary and secondary endpoints and was associated with statistically significant improvements in pruritus severity and reductions in serum bile acid levels compared to placebo, and was well tolerated.6

Furthermore, Bylvay is in late-stage development for biliary atresia (BA). It is currently being investigated in the BOLD study, the first, prospective double-blind, Phase III clinical trial in BA, a rare, pediatric liver disease that can result in cirrhosis and liver failure and is the leading cause of liver transplantation among children.7 Orphan drug designations have been granted in both ALGS and BA indications in the U.S. and E.U.

As part of the transaction, Ipsen will also acquire Albireo’s clinical stage asset A3907, a novel oral systemic apical sodium-dependent bile acid transporter (ASBT) inhibitor currently in development for adult cholestatic liver disease, such as primary sclerosing cholangitis (PSC), which could complement Ipsen´s existing development programs. In addition to Bylvay and A3907, Albireo’s pipeline includes A2342, an oral systemic sodium-taurocholate co-transporting peptide (NTCP) inhibitor being evaluated for viral and cholestatic diseases, which is moving ahead in investigational new drug (IND)-enabling trials.

Financial highlights

The acquisition of Albireo will provide immediate incremental sales and strengthen Ipsen’s rare disease infrastructure. Albireo guided for total Bylvay revenues of $24 million for 2022. Given the level of ongoing R&D expenses, the transaction is expected to be dilutive to Ipsen’s core operating income until the end of 2024. This is in line with Ipsen’s medium-term outlook regarding its strategic focus on building a high-value and sustainable pipeline through external innovation. The Group will provide its annual guidance for 2023 in February.

Transaction details

Under the terms of the agreement and plan of merger, Ipsen, through a fully-owned subsidiary, will initiate a tender offer to acquire all outstanding shares of Albireo at a price of $42.00 per share in cash at the closing of the transaction, for an initial estimated aggregate consideration of $952 million plus one contingent value right (CVR) per share. Each CVR will entitle its holder to deferred cash payments of $10.00 per CVR payable upon the U.S. Food and Drug Administration (FDA) approval of Bylvay in the Biliary Atresia indication at the latest by 31 December 2027, allowing for a potential increase in the number of patients in the BOLD study.

The $42.00 per-share cash consideration represents a premium of 104% compared to Albireo’s 1-month volume-weighted average price of $20.60 preceding announcement of the transaction. The transaction will be fully financed by Ipsen’s existing cash and lines of credit. The Board of Directors of Albireo has unanimously approved the transaction and recommended that the stockholders of Albireo tender their shares in the tender offer.

The closing of the tender offer will be subject to customary conditions, including the tender of shares which represent at least a majority of the total number of Albireo’s outstanding shares, the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and the receipt of consents of, or filings with, any governmental body or pursuant to certain foreign antitrust laws and the expiration of any applicable waiting period and other customary conditions. Upon the successful completion of the tender offer, Ipsen would acquire all shares not acquired in the tender offer through a second-step merger for the same consideration that the tendering stockholders will receive in the tender offer. It is anticipated the transaction will close by end of Q1, 2023.

Advisors

Goldman Sachs is acting as exclusive financial advisor to Ipsen and Orrick Herrington & Sutcliffe LLP as legal counsel to Ipsen. Centerview Partners is serving as exclusive financial advisor to Albireo. Chestnut Partners also provided advice to Albireo. Paul, Weiss, Rifkind, Wharton & Garrison and Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C are serving as legal counsel to Albireo.

Conference call

A conference call and webcast for investors and analysts will begin today at 3pm, Paris time. Participants can access the call and its details by registering here; webcast details can be found here. A recording will be available on ipsen.com.

ENDS

About Bylvay® (odevixibat)

Bylvay (odevixibat) is a potent, non-systemic ileal bile acid transport inhibitor (IBATi). It is approved in the U.S. for the treatment of pruritus in patients three months of age and older with PFIC,1 where it has orphan exclusivity. Bylvay is launched in the U.S., where it is supported by a program designed to assist with access to treatment and patient support. Bylvay is also approved in the E.U. for the treatment of PFIC in patients aged six months or older.2 It has launched in over nine countries and has secured public reimbursement across several major markets including Germany, Italy, UK, France and Belgium.

View full E.U. prescribing information here: Bylvay, INN-odevixibat (europa.eu)

View full U.S. prescribing information here: label (fda.gov)

A second potential indication for Bylvay in patients with ALGS has been submitted as a supplemental New Drug Application to the U.S. Food and Drug Administration (FDA) and a variation application to the European Medicines Agency (EMA) in December 2022.

Bylvay is being investigated in biliary atresia, a severe and potentially fatal pediatric liver disease, in a pivotal Phase III clinical trial.

About PFIC

PFIC is a spectrum8-11 of autosomal recessive genetic disorders in which cholestasis may lead to end-stage liver disease.12 The estimated global incidence of PFIC is 1 in 100,000 live births.12 Currently in the U.S., it is estimated that there are 500 PFIC patients who may be eligible for IBATi treatment. Subtypes PFIC1, PFIC2 and PFIC3 are the most common.12 In addition, other rare forms of PFIC exist with varying degrees of cholestasis.13 Patients with PFIC have impaired bile flow, or cholestasis, and the resulting bile build-up in liver cells causes liver disease and symptoms. The most debilitating symptom of PFIC is pruritus (itching), which may be so severe that it leads to skin mutilation, loss of sleep, irritability, poor attention and impaired school performance.11 Up to 80% of PFIC patients suffer from severe pruritus, associated with abrasions, skin mutilation, hemorrhage or scarring.14

About PEDFIC 1 and 2

The PEDFIC trials (NCT03566238 and NCT03659916) represented the largest trials ever completed in children with PFIC. PEDFIC 1 was a randomized, double-blind, placebo-controlled Phase III trial aiming to evaluate the efficacy and tolerability of Bylvay in reducing pruritus and serum bile acids (sBAs) in children with PFIC. All patients enrolled in PEDFIC-1 were eligible to participate in PEDFIC 2, a long-term, open-label extension phase.

About Alagille syndrome

ALGS is an inherited rare, genetic disorder that can affect multiple organ systems in the body including the liver, heart, skeleton, eyes and kidneys. Liver damage may result from having fewer than normal, narrowed or malformed bile ducts, which leads to toxic bile acid build-up, which in turn can cause scarring and progressive liver disease.15 Approximately 95% of patients with the condition present with chronic cholestasis, usually within the first three months of life and as many as 88% also present with severe, intractable pruritus.16,17 The estimated global incidence of ALGS is 3 in

100,000 live births.18 Currently in the U.S., it is estimated that there are 1,300 patients who may be eligible for IBATi treatment.

About ASSERT

ASSERT (NCT04674761) is a double-blind, randomized, placebo-controlled trial designed to evaluate the safety and efficacy of Bylvay (odevixibat) for 24 weeks in patients with ALGS up to 17 years of age. The primary endpoint evaluates the impact of odevixibat on pruritus score compared to placebo. Key secondary endpoints measure changes in serum bile acid levels and safety and tolerability. Top-line results were presented at the American Association for the Study of Liver Disease (AASLD) Conference in November 2022, supporting the efficacy and safety of Bylvay in patients with ALGS: Improvement in pruritus scores and reduction in serum bile acid levels were statistically significant compared to placebo. Additionally, Bylvay led to significant sleep improvements over time. There were no trial discontinuations and all patients completed the initial 24 weeks treatment duration, with 96% rolled over into the open-label extension trial. Low rates of diarrhea were reported during the trial.

About biliary atresia

BA is a rare pediatric liver disease. Symptoms typically develop about two to eight weeks after birth and there are no approved pharmacological therapies. Damaged or absent bile ducts outside the liver result in bile and bile acids being trapped inside the liver, quickly resulting in cirrhosis and liver failure requiring liver transplantation. At the time of diagnosis, a hepatic portoenterostomy (HPE) called Kasai procedure is performed to create a conduit allowing biliary drainage. The rate of success in re-establishing bile flow is dependent on the age of the infant when the HPE is performed. Kasai procedure is not curative and most patients who have BA have progressive disease, with at least 80% requiring liver transplantation by age 20 years.19 Of those who survive into the third decade after birth, almost all have portal hypertension or other complications of cirrhosis.20 New therapies are therefore needed to delay or avoid the need for liver transplantation following Kasai procedure.21 There are currently no approved pharmacological treatments for biliary atresia. There is an estimated incidence of 5/6 per 100,000 live births worldwide with BA22. Currently in the U.S., it is estimated that there are 750 patients who may be eligible for IBATi treatment.

About BOLD

BOLD (NCT04336722) is a double-blind, randomized, placebo-controlled trial to evaluate the efficacy and safety of Bylvay (odevixibat) in children who have biliary atresia and have undergone a Kasai procedure before age three months. Children in the treatment arm receive Bylvay 120 μg/kg orally once daily for 24 months. The primary efficacy endpoint is improvement in the proportion of patients who are alive and have not undergone a liver transplant after two years of treatment compared to placebo, and secondary outcome measures include time to onset of any sentinel events, total bilirubin levels and sBA levels.

About Albireo

Albireo is a rare disease company focused on the development of novel bile acid modulators to treat pediatric and adult liver diseases. Albireo’s lead product, Bylvay, was approved by the U.S. FDA as the first drug for the treatment of pruritus in all types of progressive familial intrahepatic cholestasis (PFIC), and in Europe for the treatment of PFIC. Bylvay is also being developed to treat other rare pediatric cholestatic liver diseases with a completed Phase III trial in ALGS, an ongoing Phase III study in biliary atresia, as well as Open-label Extension (OLE) studies for PFIC and ALGS. The company has also completed a Phase I clinical trial for A3907 to advance development in adult cholestatic liver disease, with IND-enabling studies progressing with A2342 for viral and cholestatic liver disease. Albireo was spun out from AstraZeneca in 2008 and is headquartered in Boston, Massachusetts, with its key operating subsidiary in Gothenburg, Sweden. For more information on Albireo, please visit www.albireopharma.com.

About Ipsen

Ipsen is a global, mid-sized biopharmaceutical company focused on transformative medicines in Oncology, Rare Disease and Neuroscience. With Specialty Care sales of €2.6bn in FY 2021, Ipsen sells medicines in over 100 countries. Alongside its external-innovation strategy, the Company’s research and development efforts are focused on its innovative and differentiated technological platforms located in the heart of leading biotechnological and life-science hubs: Paris-Saclay, France; Oxford, U.K.; Cambridge, U.S.; Shanghai, China. Ipsen has around 5,000 colleagues worldwide and is listed in Paris (Euronext: IPN) and in the U.S. through a Sponsored Level I American Depositary Receipt program (ADR: IPSEY). For more information, visit ipsen.com

For further information:

Ipsen Contacts

Investors

Craig Marks	Adrien Dupin de Saint-Cyr

Vice President, Investor Relations	Investor Relations Manager

+44 (0)7584 349 193	+33 6 64 26 17 49

Media

Anna Gibbins	Ioana Piscociu

Global Head of Franchise Communications, Rare Disease	Senior Manager

+44 7717801900	Global Media Relations

+33 6 69 09 12 96

Amy Wolf

VP, Head of Corporate Brand Strategy

+41 79 576 07 23

Albireo Contacts

Media & Investors

Colleen Alabiso

Senior Vice President, Corporate Affairs

857-356-3905

colleen.alabiso@albireopharma.com

Hans Vitzthum

LifeSci Advisors, LLC.

617-430-7578

Albireo Forward-Looking Statements

Statements contained in or incorporated by reference into this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, the tender offer, the merger and related transactions are forward-looking statements. Forward-looking statements are statements that are not historical facts and may include projections and estimates and their underlying assumptions, statements regarding plans, objectives, intentions and expectations with respect to future financial results, events, operations, services, product development and potential, and statements regarding future performance. Forward-looking statements are generally identified by words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “planned,” “continue,” “guidance,” or the negative of these terms or other similar expressions. Forward-looking statements may include statements, other than statements of historical fact, regarding, among other things: the Albireo’s commercialization plans; the plans for, or progress, scope, cost, initiation, duration, enrollment, results or timing for availability of results of, development of Bylvay, A3907, A2342 or any other Albireo product candidate or program; the target indication(s) for development or approval; potential regulatory approval and plans for potential commercialization of Bylvay in biliary atresia or ALGS or in additional countries, or the Albireo’s other product candidates; the timing for initiation or completion of or availability or reporting of results from any clinical trial; the potential benefits or competitive position of the Albireo or any other Albireo product candidate or program or the commercial opportunity in any target indication; the Albireo’s plans, expectations or future operations, financial position, revenues, costs or expenses; statements regarding the expected timing of the completion of the transactions contemplated by the merger agreement; statements regarding the ability to complete the transactions contemplated by the merger agreement considering the various closing conditions; the projected financial information; and any statements regarding assumptions underlying any of the foregoing. Although the Albireo’s management believes that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond the control of the Albireo, that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include among other things, (i) uncertainties as to the timing of the transactions contemplated by the merger agreement; (ii) the risk that the transactions contemplated by the merger agreement may not be completed in a timely manner or at all; (iii) uncertainties as to the percentage of the Albireo’s stockholders tendering their Shares in the Offer; (iv) the possibility that competing offers for the Albireo may be made; (v) the possibility that any or all of the various conditions to the consummation of the transactions contemplated by the merger agreement may not be satisfied or waived, including the failure to receive any required regulatory approvals (or any conditions, limitations or restrictions placed on such approvals); (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances which would require the Albireo to pay a termination fee; (vii) the risk that the milestone specified in the CVR Agreement is not achieved; (viii) the effect of the announcement or pendency of the transactions contemplated by the merger agreement on the Albireo’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its business generally; (ix) risks related to diverting management’s attention from the Albireo’s ongoing business operations; (x) the risk that stockholder litigation in connection with the transactions contemplated by the merger agreement may result in significant costs of defense, indemnification and liability; as well as (xi) risks and uncertainties pertaining to the Albireo’s business, including those detailed under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Albireo’s annual report on Form 10-K for the year ended December 31, 2021, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the the U.S. Securities and Exchange Commission (SEC), such as the risk that the regulatory filings made for Bylvay in patients with ALGS will not be approved by the FDA and EMA and on the timelines the Albireo anticipates; the risk that the FDA and EMA will not complete their respective reviews within target timelines, once determined; the risk that the FDA and EMA will require additional information, the risk that we will not be able to provide in a timely manner any additional information that the FDA and EMA request, and the risk that such additional information will not be satisfactory to the FDA and EMA; the risk that Bylvay will not be commercially successful; the risk that we may encounter issues, delays or other challenges in commercializing Bylvay; the risk that Bylvay does not receives acceptance from patients and physicians for its approved indication; the risk of challenges associated with execution of the Albireo’s sales activities, which in each case could limit the potential of its product; the risk of challenges associated with supply and distribution activities, which in each case could limit the Albireo’s sales and the availability of its product; the risk of potential negative impacts of the COVID-19 pandemic, including on manufacturing, supply, conduct or initiation of clinical trials, or other aspects of our business; the risk that favorable findings from clinical trials of Bylvay to date, including findings in PFIC, ALGS and other indications, will be predictive of results from other clinical trials of Bylvay; the risk that Bylvay will not be approved in jurisdictions or for indications beyond the jurisdictions in which or indications (such as biliary atresia or ALGS) for which Bylvay is currently approved; the risk that the Albireo’s other product candidates will not be approved; the risk that estimates of the addressable patient population for target indications may prove to be incorrect; the outcome and interpretation by regulatory authorities of the ongoing third-party study pooling and analyzing of long-term PFIC patient data; the timing for initiation or completion of, or for availability of data from, clinical trials of Bylvay, including BOLD, and the Phase 2 clinical trial of A3907, and the outcomes of such trials; the Albireo’s ability to obtain coverage, pricing or reimbursement for approved products in the United States or Europe; delays or other challenges in the recruitment of patients for, or the conduct of, the Albireo’s clinical trials; any repurchase by the Albireo of Sagard’s interest in the royalty interest payments under our royalty monetization agreement with Sagard could materially impact our financial condition; and the Albireo’s critical accounting policies. The forward-looking statements speak only as of the date hereof and, other than as required by applicable law, none of the Albireo, Ipsen or any of their respective affiliates undertakes any obligation to update or revise any forward-looking information or statements.

Ipsen’s forward-looking statements

The forward-looking statements, objectives and targets contained herein are based on Ipsen’s management strategy, current views and assumptions. Such statements involve known and unknown risks and uncertainties that may cause actual results, performance or events to differ materially from those anticipated herein. All of the above risks could affect Ipsen’s future ability to achieve its financial targets, which were set assuming reasonable macroeconomic conditions based on the information available today. Use of the words ‘believes’, ‘anticipates’ and ‘expects’ and similar expressions are intended to identify forward-looking statements, including Ipsen’s expectations regarding future events, including regulatory filings and determinations. Moreover, the targets described in this document were prepared without taking into account external growth assumptions and potential future acquisitions, which may alter these parameters. These objectives are based on data and assumptions regarded as reasonable by Ipsen. These targets depend on conditions or facts likely to happen in the future, and not exclusively on historical data. Actual results may depart significantly from these targets given the occurrence of certain risks and uncertainties, notably the fact that a promising medicine in early development phase or clinical trial may end up never being launched on the market or reaching its commercial targets, notably for regulatory or competition reasons. Ipsen must face or might face competition from generic medicine that might translate into a loss of market share. Furthermore, the research and development process involves several stages each of which involves the substantial risk that Ipsen may fail to achieve its objectives and be forced to abandon its efforts with regards to a medicine in which it has invested significant sums. Therefore, Ipsen cannot be certain that favorable results obtained during preclinical trials will be confirmed subsequently during clinical trials, or that the results of clinical trials will be sufficient to demonstrate the safe and effective nature of the medicine concerned. There can be no guarantees a medicine will receive the necessary regulatory approvals or that the medicine will prove to be commercially successful. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements. Other risks and uncertainties include but are not limited to, general industry conditions and competition; general economic factors, including interest rate and currency exchange rate fluctuations; the impact of pharmaceutical industry regulation and healthcare legislation; global trends toward healthcare cost containment; technological advances, new medicine and patents attained by competitors; challenges inherent in new-medicine development, including obtaining regulatory approval; Ipsen’s ability to accurately predict future market conditions; manufacturing difficulties or delays; financial instability of international economies and sovereign risk; dependence on the effectiveness of Ipsen’s patents and other protections for innovative medicines; and the exposure to litigation, including patent litigation, and/or regulatory actions. Ipsen also depends on third parties to develop and market some of its medicines which could potentially generate substantial royalties; these partners could behave in such ways which could cause damage to Ipsen’s activities and financial results. Ipsen cannot be certain that its partners will fulfil their obligations. It might be unable to obtain any benefit from those agreements. A default by any of Ipsen’s partners could generate lower revenues than expected. Such situations could have a negative impact on Ipsen’s business, financial position or performance. Ipsen expressly disclaims any obligation or undertaking to update or revise any forward-looking statements, targets or estimates contained in this press release to reflect any change in events, conditions, assumptions or circumstances on which any such statements are based, unless so required by applicable law. Ipsen’s business is subject to the risk factors outlined in its registration documents filed with the French Autorité des Marchés Financiers. The risks and uncertainties set out are not exhaustive and the reader is advised to refer to Ipsen’s 2021 Universal Registration Document, available on ipsen.com

About the Offer

The tender offer for the outstanding shares of Albireo common stock referenced in this press release has not yet commenced. This press release is for informational purposes only and is not a recommendation, an offer to purchase or a solicitation of an offer to sell securities, nor is it a substitute for the tender offer materials that Ipsen Biopharmaceuticals, Inc. (Parent) and its acquisition subsidiary will file with the SEC, upon the commencement of the tender offer. At the time the tender offer is commenced, Parent and its acquisition subsidiary will file with the SEC a tender offer statement on Schedule TO and thereafter Albireo will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. Once filed, stockholders will be able to obtain a free copy of these materials and other documents filed by Parent and its acquisition subsidiary and Albireo with the SEC at the website maintained by the SEC at www.sec.gov. The tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other tender offer documents) may also be obtained (when available) for free by contacting the information agent for the tender offer.

THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION. ALBIREO’S STOCKHOLDERS ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF ALBIREO’S SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SECURITIES.

Additional copies of the tender offer materials and the Solicitation/Recommendation Statement (when available) may be obtained for free by contacting Parent or Albireo. Copies of the documents filed with the SEC by Albireo will be available free of charge on Albireo’s internet website at www.albireopharma.com or by contacting Albireo’s Investor Relations Department at 857 254-5555.

Additional Information

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, Albireo files annual, quarterly and current reports and other information with the SEC. You may read and copy any reports or other information filed by Albireo at the SEC public reference room at 100 F. Street, N.E., Washington D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Albireo’s filings with the SEC are available to the public from the website maintained by the SEC at www.sec.gov.

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